UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

J.P. Morgan Multi-Strategy Fund, L.L.C.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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On July 21, 2010, J.P. Morgan Multi-Strategy Fund, LLC (the “Fund”) made a definitive filing with the Securities and Exchange Commission of a proxy statement and accompanying proxy card with respect to a Special Meeting of Members to be held on August 18, 2010. The following additional proxy solicitation materials are expected to be released to shareholders on July 21, 2010.

FREQUENTLY ASKED QUESTIONS REGARDING PROPOSED
CHANGES TO:
J.P. MORGAN MULTI-STRATEGY FUND, L.L.C.
This FAQ is for general education purposes.

Overview
1)	Who is expected to receive the Proxy Statement?

A Proxy Statement is being delivered to investors in J.P. Morgan Multi-Strategy Fund, L.L.C. (the “MSF RIC”) who held interests in the MSF RIC as of the close of business on May 31, 2010, subject to the provisions of paragraph 8 below.

2)	Please provide an overview of the proposals.

J.P. Morgan management and the Board of Directors of the MSF RIC have proposed (i) electing to the MSF RIC Board of Directors those 13 Directors who currently oversee the other registered investment companies included within the J.P. Morgan Funds complex; (ii) changing the MSF RIC’s Investment Manager from J.P. Morgan Alternative Asset Management, Inc. (“JPMAAM”) to J.P. Morgan Investment Management, Inc. (“JPMIM”); and (iii) adding J.P. Morgan Private Investments Inc. (“JPMPI”) as MSF RIC’s Sub-Advisor.

All current Directors of the MSF RIC will cease to serve as Directors in the event that the members of record approve the election of the 13 nominated Directors. Information about the nominated Directors’ interests in the MSF RIC are available in the Proxy Statement.

If the proposals are approved, the name of the fund will change from J.P. Morgan Multi-Strategy Fund, L.L.C. to J.P. Morgan Access Multi-Strategy Fund, L.L.C.
Summary of proposed service provider changes to the MSF RIC

Role	Current MSF RIC	Proposals
Investment Manager	J.P. Morgan Alternative Asset Management, Inc.	J.P. Morgan Investment Management, Inc.

Sub Advisor	n/a	J.P. Morgan Private Investments Inc.

Administrator	PNC Global Investment Services (U.S.) Inc.	J.P. Morgan Funds Management Inc.

Sub Administrator	n/a	PNC Global Investment Services (U.S.) Inc.
3)	How are the proposals expected to benefit the MSF RIC and its investors?

J.P. Morgan management believes that implementing the proposals and having the MSF RIC become part of the J.P. Morgan Funds complex will benefit the MSF RIC and its members in a number of ways, including:
i.	increasing the MSF RIC’s branding and distribution efforts in that the MSF RIC would be included in the J.P. Morgan Global Wealth Management’s “Global Access” suite of products, which currently offers mutual fund and hedge fund products to high net worth investors,

ii.	increasing the MSF RIC’s assets under management through these increased distribution efforts and thereby reducing the MSF RIC’s annual operating expense ratio, as certain fixed costs would be allocated over a larger asset base,

iii.	producing operational efficiencies that would result from having the same Board members that oversee other J.P. Morgan Funds oversee the operations of the MSF RIC, and having JPMIM and its affiliates which provide advisory and other services to the other J.P. Morgan Funds provide those same services to the MSF RIC, and

iv.	giving the MSF RIC access to JPMPI’s significant hedge fund expertise.
4)	Who are the officers of JPMPI?

The officers of JPMPI are members of the Private Bank’s Global Access Portfolios Team or the Alternative Investments Group. Specifics of the officers of JPMPI are set out in further detail in the Proxy Statement.

5)	What is expected to be the role of JPMPI?

JPMPI will provide:
i.	investment advice to the MSF RIC for all or a portion of its investments;

ii.	placement of orders for the purchase and sale of portfolio securities or other investments for the MSF RIC; or

iii.	discretionary investment management of all or a portion of the investments of the MSF RIC.
6)	Did JP Morgan consider creating a new fund registered under the 1940 Act (“RIC”) in Global Access and have existing members of MSF RIC redeem their interests and invest in the new vehicle?

JP Morgan considered a number of alternatives to achieve the benefits described above, including JP Morgan creating a new RIC in Global Access. JP Morgan determined that creating a new RIC and requiring existing members of MSF RIC to redeem and reinvest in the new vehicle was not in the best interests of the members, and did not recommend that alternative to the Board. Such transaction, if implemented, would potentially adversely affect existing members high water marks, cause members adverse tax consequences, and require holdbacks in the redemption process. Members of MSF RIC should not experience these adverse consequences under the current proposals set out by the MSF RIC and described above.
Procedure
7)	What is generally required to implement these changes?
•	The current Board of Directors of the MSF RIC needed to approve the proposals and authorize the preparation and mailing of a Proxy Statement to the members of the MSF RIC (completed — June 2010)

•	A preliminary Proxy Statement filing was made with the SEC describing the proposals (completed — June 29, 2010)

•	A definitive Proxy Statement filing was made with the SEC and prepared to be delivered to members of record (completed — July 21, 2010)

•	A vote by members of record as of May 31, 2010 to approve the proposals (member meeting scheduled for August 18, 2010)
8)	What are the next steps?
•	FOR DISCRETIONARY AND SINGLE-TRUSTEE ACCOUNTS: For accounts where J.P. Morgan has sole investment discretion, there are potential conflicts of interest issues as it relates to voting on a proposal involving affiliates of J.P. Morgan. Therefore, for these accounts, J.P. Morgan has retained the services of ISS (an independent proxy voting service) for voting on these proposals on behalf of these accounts and Proxy Statements for these investors will be delivered to ISS accordingly.

•	FOR BROKERAGE AND “CO-TRUSTEE” ACCOUNTS: For self-directed accounts or fiduciary accounts where there is an additional non-J.P. Morgan trustee with investment discretion, these accounts will receive the Proxy Statement. The Proxy Statement contains information related to the proposals, revised agreements and a form to vote on these proposals. Once received, signatories are requested to sign and return the voting form as soon as possible and prior to the meeting scheduled for August 18th.
9)	When is the Proxy Statement expected to be mailed to members?

Proxy packages are expected to be mailed to members on July 21, 2010.

10)	When are the changes expected to be implemented?

If members approve the proposals on or before August 18, 2010, the new Investment Manager (JPMIM) and Sub-Advisor (JPMPI) are expected to assume responsibilities for managing the MSF RIC portfolio of underlying funds on or about August 25, 2010. In addition, the 13 new directors will assume their duties on or about August 25, 2010 .

Members of record are urged to read the Proxy Statement before voting on the proposals because it will contain important information. Members of record can obtain the Proxy Statement free of charge from the SEC’s website at www.sec.gov and upon request from J.P. Morgan Multi-Strategy Fund, L.L.C., 270 Park Avenue, Floor 24, New York, New York 10017, Telephone (212) 648-1953.